As filed with the Securities and Exchange Commission on June 23, 2009
Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0467835 (I.R.S. Employer Identification No.)

5100 Tennyson Parkway, Suite 1200
Plano, Texas (Address of principal executive offices)	75024 (Zip Code)

2004 OMNIBUS STOCK AND INCENTIVE PLAN
DENBURY RESOURCES INC. EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)

Phil Rykhoek	Copy to:
Sr. VP and Chief Financial Officer
Denbury Resources Inc.
5100 Tennyson Parkway, Suite 1200
Plano, Texas 75024
(972) 673-2000
(Name, address and telephone number
including area code of agent for service)	Donald Brodsky Judy Gechman Baker Hostetler LLP 1000 Louisiana, Suite 2000 Houston, Texas 77002 (713) 751-1600
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum
Title of Class of	to be	Offering Price	Aggregate	Amount of
Securities to be Registered(1)	Registered (2)(3)	per Share(4)(5)	Offering Price(4)(5)	Registration Fee
Common Stock, $.001 par value	9,000,000	$15.18	$136,620,000	$7,623.40

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Employee Stock Purchase Plan described herein.

(2)	The securities to be registered are 7,500,000 additional shares reserved for issuance under the Registrant’s 2004 Omnibus Stock and Incentive Plan (the “2004 Plan”) and 1,500,000 additional shares reserved for issuance under the Registrant’s Employee Stock Purchase Plan (the “ESPP” and collectively with the 2004 Plan, the “Plans”).

(3)	Pursuant to Rule 416, this Registration Statement is deemed to include additional shares of Common Stock issuable under the terms of the Plans to prevent dilution resulting from any future stock split, stock dividend or similar transaction.

(4)	Estimated solely for the purpose of calculating the registration fee.

(5)	Calculated pursuant to Rule 457(c) and (h)(1). Accordingly, the price per share of Common Stock offered hereunder pursuant to the Plans is the price per share of $15.18, which is the average of the highest and lowest selling price per share of Common Stock by the New York Stock Exchange on June 17, 2009.

EXPLANATORY NOTE
     Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, with respect to the registration of additional securities of the same class as other securities for which Registration Statements on Form S-8 relating to the same employee benefit plans are effective, Denbury Resources Inc. (the “Company”) hereby incorporates herein the contents of its earlier Registration Statements (Registration Nos. 333-1006, 333-70485, 333-39218, 333-90398, 333-116249 and 333-143848) by this reference and hereby deems such contents to be a part hereof, except as otherwise updated or modified in this filing as noted herein.
Additional Documents Incorporated by Reference
     Any reports filed by us with the Securities and Exchange Commission (SEC) after the date of this Registration Statement and before the date that the offering of the securities by means of this Registration Statement is terminated will automatically update and, where applicable, supersede any information contained in this Registration Statement or incorporated by reference in this Registration Statement. We incorporate by reference (excluding any information furnished pursuant to Items 2.02 or 7.01 of any report on Form 8-K) the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities covered by this prospectus:
1. Our Annual Report on Form 10-K for the year ended December 31, 2008 filed on March 2, 2009;
2. Our Annual Report on Form 11-K for the year ended December 31, 2008 filed on March 31, 2009;
3. Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2009 filed May 11, 2009; and
4. Our Current Reports on Form 8-K (excluding any information furnished pursuant to Items 2.02 or 7.01 of any report on Form 8-K).
We incorporate by reference into this Form S-8 and any Annual Reports on Form 11-K filed by us with the after the date of this Registration Statement and before the date that the offering of the securities by means of this Registration Statement is terminated will automatically update and, where applicable, supersede the Form 11-K incorporated by reference herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
(a) Exhibits.
     The following documents are filed as a part of this registration statement.

Exhibit
Number	Document Description

4.1	2004 Omnibus Stock and Incentive Plan, as amended May 13, 2009
4.2	Amendment to Employee Stock Purchase Plan
5	Opinion of Baker & Hostetler LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Baker & Hostetler LLP (included in Opinion filed as Exhibit 5 hereto)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, Texas, on June 23, 2009.

Denbury Resources Inc.
By:	/s/ Phil Rykhoek
Phil Rykhoek
Senior Vice President, Chief Financial Officer and Secretary

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Gareth Roberts, Phil Rykhoek and Mark C. Allen, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

June 23, 2009	/s/ Gareth Roberts
Gareth Roberts
Director, President and Chief Executive Officer (Principal Executive Officer)

June 23, 2009	/s/ Phil Rykhoek
Phil Rykhoek
Sr. Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)

June 23, 2009	/s/ Mark C. Allen
Mark C. Allen
Vice President and Chief Accounting Officer
(Principal Accounting Officer)

June 23, 2009	/s/ Wieland Wettstein
Wieland Wettstein
Director

June 23, 2009	/s/ Michael Beatty
Michael Beatty
Director

June 23, 2009	/s/ Michael Decker
Michael Decker
Director

June 23, 2009	/s/ Ron Greene
Ron Greene
Director

June 23, 2009	/s/ David I. Heather
David I. Heather
Director

June 23, 2009	/s/ Greg McMichael
Greg McMichael
Director

June 23, 2009	/s/ Randy Stein
Randy Stein
Director

INDEX TO EXHIBITS

Exhibit
Number	Document Description

4.1	2004 Omnibus Stock and Incentive Plan, as amended May 13, 2009
4.2	Amendment to Employee Stock Purchase Plan
5	Opinion of Baker Hostetler LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of PricewaterhouseCoopers LLP

5